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                           CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in this Registration Statement of OMNIS Technology Corporation (formerly Blyth Holdings Inc.) on Form S-8 of our report dated May 9, 1997 (June 2, 1997 as to the last paragraph of Note 5), included in the Annual Report on Form 10-K of Blyth Holdings Inc. for the year ended March 31, 1997.

                                       DELOITTE & TOUCHE



San Jose, California
October 21, 1997